Exhibit 10.24

November 11, 2003

Nigel Kirkpatrick

Industrial Research Limited

P O Box 2225

Parnell, Auckland, New Zealand

Ph:    +64-9-373 8602

Fax:  +64-9-302 8114

RE:          Manufacturing Agreement - Letter of Intent

Dear Nigel:

Please review the following Letter of Intent and if agreeable, sign and return the letter to my attention at 6830 S. Spencer Street, Las Vegas, NV 89119.

VendingData™ and Industrial Research have a contract, which states that Industrial Research Limited will manufacture and supply 600 Deck-Checker® units to Vending Data.

The parties hereby agree to the following objectives:

1.               Manufacture Deck-Checker® units in China by VendingData™, with support from Industrial Research Limited;

2.               Sourcing of parts from existing Industrial Research Limited suppliers in New Zealand, as appropriate;

3.               Ongoing development support from Industrial Research Limited for Deck-Checker®, and other products as agreed; and

4.               And, an ongoing royalty fee will be paid by VendingData™ to Industrial Research Limited.

The specific agreements shall be as follows:

AGREEMENT

•                  Industrial Research Limited will supply 100 days consulting time and 10 China trips between December 1 2003 and June 30 2004;

•                  Industrial Research Limited will ensure that VendingData™ personnel are able to make contact with New Zealand suppliers for parts of existing Deck-Checker® manufacture;

•                  VendingData™ will pay Industrial Research Limited a royalty fee of $250 USD per unit manufactured by Vending Data;

•                  Prepayment will be guaranteed by VendingData™ and invoiced by Industrial Research Limited, until June 30, 2004 on the following basis:

Invoice by INDUSTRIAL RESEARCH LIMITED ( 1st month )

Payment by Vending Data ( USD 15th month )

January	250 units	$62,500
February	250 units	$62,500
March	250 units	$62,500
April	250 units	$62,500
May	250 units	$62,500
June	454 units	$113,500

TOTAL 1704 units	$426,000

6830 So. Spencer Street, Las Vegas, NV 89119

Phone:  702-733-7195 /  Fax:  702-733-7197

ONGOING AGREEMENT

On an annual basis starting July 1, 2004:

•                  Industrial Research Limited will provide VendingData™ with 100 days consultancy and 10 trips to China;

•                  VendingData™ will pay a royalty fee of $250 USD per unit manufactured in China to Industrial Research Limited.

If the total royalty fee for the year does not cover the Industrial Research Limited costs, then a royalty prepayment will be guaranteed by VendingData™ to cover the costs.

Each project must be previously agreed upon by Industrial Research Limited and VendingData™. If extra projects are required during the year that exceed the consultancy time provided by Industrial Research Limited, then the payment terms will need to be agreed upon as a separate contract.

OTHER PRODUCTS

This model should be used for future projects as appropriate, e.g. Poker One.

ACTIONS REQUIRED

1.               The parties shall use their reasonable best efforts to expand this Letter of Intent into a more detailed contract, where the parties understand and agree that the contract may more particularly and/or specifically delineate and/or describe the various terms and provisions thereto than as such terms and provisions are set out in this Letter of Intent;

2.               The parties shall arrange a meeting in China between key VendingData™ and Industrial Research Limited personnel to organize the transition of manufacturing to China;

3.               The parties shall agree on timings for Industrial Research Limited support until June 30, 2004;

4.               Industrial Research Limited shall prepare a project proposal to develop the “two sided recognition” for the Deck-Checker®.

This Letter of Intent is binding and both parties will retain complete discretion regarding entering any future contracts or amendments to the existing contract. The parties shall take all actions and execute and deliver all documents, whether or not specifically described herein, that may be required to carry out the purposes and intent of this Letter of Intent.

                IN WITNESS WHEREOF, the undersigned have hereunto agreed to the terms and conditions set forth in this binding letter of intent.

VendingData™ Corporation		Industrial Research Limited

BY:	/s/ STEVEN J. BLAD	BY:	/s/ NIGEL KIRKPATRICK

NAME:		NAME:
	Steven J. Blad		Nigel Kirkpatrick

TITLE:		TITLE:
President/CEO
DATE:		DATE: